Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

            In connection with the Annual Report of James River Coal Company (the “Company”) on Form 10-K for the period ending December 31, 2011 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter T. Socha, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 1, 2012

/s/ Peter T. Socha Peter T. Socha President and Chief Executive Officer